[Letterhead of BDO McCabe Lo & Company]

Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deswell Industries, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-97162, 333-07946 and 333-110236) of Deswell Industries, Inc. (the “Company”) of our report dated June 15, 2005, relating to the consolidated financial statements, appearing in the Company’s Form 20-F for the year ended March 31, 2005.

/s/ BDO McCabe Lo & Company
BDO McCabe Lo & Company

Hong Kong, July 8, 2005